The following is an amended Exhibit A to the Services Agreement between Allianz Life Insurance Company of North America, Preferred Life Insurance Company of New York and Prudential Investment Management Services, LLC, dated December 15, 2000.


                                    EXHIBIT A
                                      FUNDS

The Prudential Series Fund, Inc.
     SP Jennison International Growth Portfolio
     SP Strategic Partners Focused Growth Portfolio
Prudential Series Fund, Inc. - Jennison 20/20 Focus Portfolio

Agreed to and Accepted by:

BY:   /S/ SUZANNE J.PEPIN
  -------------------------------
NAME:     SUZANNE J.PEPIN
  -------------------------------
TITLE:    SR. VP. AND SECRETARY
  -------------------------------
DATE:
  -------------------------------

The following is an amended Exhibit B/Schedule A to the Services Agreement between Allianz Life Insurance Company of North America, Preferred Life Insurance Company of New York and Prudential Investment Management Services, LLC, dated December 15, 2000.

                                    EXHIBIT B

                                  FEE SCHEDULE

                                   SCHEDULE A
        With respect to Separate Accounts invested in the Funds, Allianz shall receive the compensation described below. Such fee shall accrue daily and SHALL be paid to Allianz monthly. PIMS shall not pay any fees with respect to Separate Accounts invested in a Fund in which the average balance is less than $1,000. In addition, PIMS shall withhold payment until the total cumulative compensation payable under the Agreement is equal to at least $1,000.


Fund                                             Compensation
--------------------------------------------------------------------------------

The Prudential Series Fund, Inc.
     SP Jennison International Growth           .25% of average daily net assets
        Portfolio-Class II Shares
     SP Strategic Partners Focused Growth       .25% of average daily net assets
        Portfolio-Class II Shares
Prudential Series Fund, Inc. - Jennison 20/20   .25% of average daily net assets
        Focus Portfolio